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                                                                EXHIBIT 10.15(a)


                 AMENDMENT NO. 1 TO RECAPITALIZATION AGREEMENT


     Amendment No. 1 (this "Amendment"), dated as of January 26, 1998, amending
                            ---------
the Recapitalization Agreement, dated as of September 24, 1997 (the

"Recapitalization Agreement"), among Air & Water Technologies Corporation, a
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Delaware corporation ("AWT"), Compagnie Generale des Eaux, a company organized
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under the laws of the Republic of France ("CGE"), and its indirect wholly-owned
                                           ---
subsidiary, Anjou International Company, a Delaware corporation ("Anjou").
                                                                  -----

     WHEREAS, the parties hereto desire to amend the hereby amend and supplement the Recapitalization Agreement in certain respects;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1.  Definitions.  Capitalized terms used herein but not otherwise
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defined herein shall have the meanings assigned to such terms in the
Recapitalization Agreement.

     Section 2.  Recapitalization Agreement Amendments.  As of the date hereof,
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the Recapitalization Agreement is amended as follows:

     (a) Section 1.2(a) is amended and restated in its entirety to read as follows:

          "(a)  On a date (the "Record Date") to be determined by the Board in
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          accordance with the Certificate of Incorporation and Bylaws of AWT and the applicable rules of the American Stock Exchange (the "AMEX"), AWT
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          shall declare a dividend (subject to the Registration Statement (as hereinafter defined) becoming effective) to all holders of Class A Common Stock of record as of the Record Date of such number of transferable rights (a "Right"), which when multiplied by the
                                  -----
          Subscription Price shall equal $210,000,000 in gross proceeds. As soon as practicable following the effective date of the Registration Statement, AWT will distribute such Rights to such holders of Class A Common Stock."

     (b) Section 1.2(b) is amended and restated in its entirety to read as follows:
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               "(b) Each Right shall entitle the holder thereof to
          acquire (the "Basic Subscription Privilege"), at the Subscription
                        ----------------------------
          Price, one share of Class A Common Stock (an "Underlying Share")
                                                        ----------------
          (subject to AWT's obligation to issue shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), in certain
                                          --------------------
          circumstances) and, for each holder other than CGE and Anjou, such number of Warrants (as hereinafter defined) determined in accordance with Section 1.2(c). All holders of Rights (other than CGE and Anjou) who exercise the Basic Subscription Privilege may also subscribe for additional Underlying Shares that are not otherwise purchased pursuant to the exercise of Rights ("Excess Shares") at the Subscription
                                      -------------
          Price, if any, subject to AWT's obligation to issue Class B Common Stock (in certain circumstances) (the "Oversubscription Privilege").
                                                 --------------------------
          If an insufficient number of Excess Shares are available to satisfy fully all elections to exercise the Oversubscription Privilege, the available Excess Shares shall be prorated among holders who exercise their Oversubscription Privilege. CGE hereby agrees to exercise its Basic Subscription Privilege in full. The "Rights Offering" means the
                                                      ---------------
          offering of Underlying Shares to holders of Rights pursuant to (i) the Basic Subscription Privilege, (ii) the Oversubscription Privilege and
          (iii) the Conditional CGE Subscription (as defined hereinafter)."

  (c) Section 1.2(c) is amended by adding the following as the last sentence thereof:

       "'Warrant Shares' means the shares of Class A Common Stock issuable upon
         --------------
       exercise of the Warrants."

  (d) Section 1.2(f)(i) is amended and restated in its entirety to read as follows:

         "(i) elect to adopt as a term of the Rights Offering and this Agreement a provision which provides that in the event AWT fails to obtain the Requisite Consents (as hereinafter defined) and any person's beneficial ownership of the voting power of the capital stock of AWT entitled to vote in the election of directors would, upon the exercise of such holder's Basic Subscription Privilege or Oversubscription Privilege or pursuant to
      Section 1.3 of this Agreement, exceed 74% of the total voting power then outstanding, then AWT shall issue to such

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      person only such number of shares of Class A Common Stock as would cause such person's aggregate beneficial ownership of the then outstanding voting power of AWT to equal 74% and any additional shares to be issued thereunder to such person shall be shares of Class B Common Stock, par value $.001 per share (the "Non-Voting Common Stock"), of AWT which shall
                                  -----------------------
      be non-voting shares of common stock of AWT and which shares shall automatically convert into Shares of Class A Common Stock immediately upon the earlier of August 1, 2000 or seventy five days following termination of (by amendment of the Indenture (as hereinafter defined), redemption of the Convertible Debentures (as hereinafter defined) or otherwise) of
      Section 1501 of the Indenture; or"

  (e) Section 5.1 is amended by restating the first sentence therein to read as follows:

         "As soon as reasonably practicable, AWT shall file with the SEC a registration statement (the "Registration Statement") under the Securities
                                  ----------------------
     Act in connection with the Rights Offering and with respect to the Rights, the Underlying Shares, the Warrants and the Warrant Shares and shall use its best efforts to effect the registration of the Rights, the Underlying Shares, the Warrants and the Warrant Shares."

  (f) Section 5.2 is amended by restating paragraph (a) therein to read as follows:

         "(a) In order to consummate the Recapitalization, AWT, acting through the Board, shall, as promptly as reasonably practicable, in accordance with applicable Law and AWT's Certificate of Incorpo-


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      ation and Bylaws, duly approve and adopt an amendment to AWT's
      Certificate of Incorporation (the "Charter Amendment") substantially in
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      the form of Exhibit B to this Agreement (i) to increase the authorized capital stock of AWT in order to permit the consummation of the transactions contemplated by this Agreement and (ii) in the event the Requisite Consents are not obtained, to amend the conversion rights of holders of the Class B Common Stock to provide for automatic conversion of shares of Class B Common Stock into Class A Common Stock upon the earlier of (A) August 1, 2000 or (B) seventy-five days following the termination of the application of Section 1501 of the Indenture (as hereinafter defined) to such holder. CGE and Anjou agree to vote for or give their written consent to AWT, as applicable, in respect of the Charter Amendment and any other amendment to the Restated Certificate of Incorporation necessary to consummate the transactions contemplated by this Agreement."

  (g) Section 5.9 is amended by restating the first sentence therein to read as follows:

      "Prior to or concurrently with the commencement of the Rights Offering, AWT shall commence a solicitation (the "Consent Solicitation") of consents
                                              --------------------
      to amendments to the Indenture, dated as of May 15, 1990, between AWT and Midlantic National Bank, as Trustee, governing the Convertible Debentures (the "Indenture") from the holders of not less than a majority in
            ---------
      aggregate principal amount of the Convertible Debentures outstanding (the consents from such holders, the "Requisite Consents") in order to exempt
                                       ------------------
      CGE and its affiliates from the application of Section 1501 of the Indenture."

  (h) Exhibit A is amended by amending and restating the paragraph captioned "Registration of Warrant Shares" to read as follows:

      "Holders of Warrants shall be able to exercise their Warrants only if
      (i)(x) a registration statement relating to the Warrant Shares is then in effect, and the Company has delivered to each person exercising a Warrant a current prospectus meeting the requirements of the Securities Act, or (y) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and (ii) such securities are qualified for sale or exempt from qualification under the applicable state blue sky laws, AWT shall prepare, file and use its best efforts to cause to become effective under the Securities Act a registration statement in respect of all of the Warrant Shares. Subject to Black Out Periods (as hereinafter defined) and Postponement Periods (as hereinafter defined), AWT shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered. Notwithstanding the foregoing, AWT shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference

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         (i)  for a period (a "Black Out Period") not to exceed the shorter of
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      (x) the period ending on the date the information responsible for the
      Black Out Period is disclosed to the public and (y) 60 days (provided that no two Black Out Periods shall occur during any period of 135 consecutive days) in the event that (1) an event occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in AWT's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2)(A) AWT determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of AWT or
      (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided that no Black Out Period may be in effect during the six months prior to the Warrant Expiration Date and there shall be no more than three Black Out Periods during the term of the Warrants; or

         (ii) in the event that the Company determines in its good faith judgment that the current market price per share of the Class A Common Stock is substantially below the Warrant Exercise Price such that exercise of the Warrants is unlikely to occur, for a period (a "Postponement Period") continuing until such time as the Company
       -------------------
      determines in its good faith judgment that exercise of the Warrants appears likely; provided that during the Postponement Period the Company
      (x) shall monitor the current market price per share of the Class A Common Stock and (y) shall not permit the exercise of any Warrant unless the Company shall have delivered to each person exercising a Warrant a current prospectus meeting the requirements of Section 10(a) of the Securities Act."

  (i) Exhibit B is amended by restating Paragraph (iii) of Article THIRD to read as follows:

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         (iii) Paragraph 3A of Paragraph B.3 of Article FOURTH is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

               3A.  Conversion of Class B Common. On the Conversion Date (as
                    ----------------------------
            such term is defined below), a holder's shares of Class B Common shall automatically convert into the same number of shares of Class A Common. For purposes of this Paragraph 3, the "Conversion Date" shall mean the date which is the earlier of (i) August 1, 2000 or,
            (ii) seventy-five days following the date on which the "Right to Require Repurchase" provided in Section 1501 of the Indenture governing the Corporation's 8% Convertible Subordinated Debentures due 2015 (the "Debentures") which grants holders the right to require the corporation to repurchase the Debentures when any person becomes the beneficial owner of 75% or more of the voting stock of the Corporation becomes inapplicable with respect to such holder.

  Section 2  Parties in Interest.  This Amendment shall be binding upon and
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inure solely to the benefit of each party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

  Section 3  Governing Law.  This Amendment shall be governed by, and construed
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in accordance with, the laws of the State of New York (without regard to conflicts of laws principle thereof). All actions and proceedings arising out of or relating to this Amendment shall be heard and exclusively determined in any New York state or federal court sitting in the County of New York and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

  Section 4  Headings.  The descriptive headings contained in this Amendment are
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included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

  Section 5  Counterparts.  This Amendment may be executed in one or more
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counterparts (including by facsimile transmission), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an

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original but all of which taken together shall constitute one and the same agreement.

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  IN WITNESS WHEREOF, CGE, Anjou and AWT have caused this Amendment to be executed as of the date first written above by their respective officers hereunto duly authorized.


               COMPAGNIE GENERALE DES EAUX

               By    /s/  Francois Jobard
                   ___________________________________
                   Name:  Francois Jobard
                   Title: Charge de Mission a la Direction Financiere


               ANJOU INTERNATIONAL COMPANY

               By    /s/  Michael Avenas
                   ____________________________________
                   Name:  Michel Avenas
                   Title: President


               AIR & WATER TECHNOLOGIES CORPORATION

               By    /s/  Douglas A. Satzger
                   ___________________________________
                   Name:  Douglas A. Satzger
                   Title: Senior Vice President